UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2009, Shanxi Puda Coal Group Co. Ltd. (“Shanxi Coal”), a subsidiary of Puda Coal, Inc. (“Puda Coal”), entered into an Agreement of Shares Transfer (the “Agreement”) with Li Jingquan and Feng Ming, both are Chinese citizens, to purchase their equity, constituting 18% ownership, in Shanxi Jianhe Coal Industry Limited Company (“Jianhe Coal”) for an aggregate purchase price of RMB 100 million Yuan (approximately $14.6 million).  In addition, under the Agreement, Chen Guang, the individual owning the other 82% of Jianhe Coal, also guaranteed Shanxi Coal first priority in the right to purchase other shares of Jianhe Coal transferred within the 24-month period following execution of the Agreement.

Shanxi Coal will not take part in the operational management of the coal mine but will be paid dividends semiannually based on its 18% ownership in Jianhe Coal.  In addition, as part of the Agreement and pursuant to a separate Guaranty Letter also entered into on May 14, 2009 (the “Guaranty Letter”), Chen Guang and Jianhe Coal guaranteed to Shanxi Coal that such dividends will be no less than 80% of the annual net profits of Jianhe Coal.

Puda Coal will utilize its own funds to pay for the transaction, which is expected to close approximately 90 days after execution of the Agreement, subject to satisfaction of certain customary closing conditions, including governmental registration of the share transfer.  Puda Coal will pay 60% of the purchase price within 10 days of the execution of the Agreement and the remaining 40% at the time of closing; provided, however, if the closing does not occur, the purchase price paid and any transferred shares will be returned by the parties.

The description of the Agreement and Guaranty Letter set forth above is merely a summary of the agreements and is qualified in its entirety by reference to such Agreement and Guaranty Letter, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Puda Coal, dated May 15, 2009, announcing the above transaction.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the following Exhibit Index are filed or furnished, as applicable, as part of this report.

Exhibit No.	Description
10.1	Agreement of Shares Transfer, dated May 14, 2009, by and among Shanxi Puda Coal Group Co., Ltd., Li Jingquan, Feng Ming and Chen Guang.
10.2	Guaranty Letter, dated May 14, 2009, by and between Shanxi Jianhe Coal Industry Limited Company and Shanxi Puda Coal Group Co., Ltd.
99.1	Press release of Puda Coal, Inc. dated May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: May 15, 2009	By:	/s/ Liping Zhu
Liping Zhu
President and Chief Executive Officer